EXHIBIT A
                             JOINT FILING AGREEMENT

     The undersigned hereby agree that the Statement on Schedule 13G with respect to the securities of Centrus Energy Corp. and any further amendments thereto executed by each and any of us shall be filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

     This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Dated: May 12, 2015

                                               /s/ Morris Bawabeh
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                                                  Morris Bawabeh

                                               /s/ Dolly Bawabeh
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                                                   Dolly Bawabeh

                                               Kulayba LLC

                                               By: /s/ Morris Bawabeh
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                                                  Morris Bawabeh, Sole Member